Exhibit 99(a)

PRELIMINARY PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

VIRGINIA SAVINGS BANCORP, INC.

                    , 2012

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints W. Michael Funk and J. William Gilliam, or either of them, as proxies, with full power of substitution, to vote all shares of common stock and Series A preferred stock of Virginia Savings Bancorp, Inc. (“Virginia Bancorp”) held of record at the close of business on [                    ], 2012 at the special meeting of shareholders to be held on [                    ], 2012, at [            ] [__].m., local time, at [                                                 ], and at any adjournments or postponements thereof, as indicated on this proxy card with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the notice of special meeting of shareholders and the proxy statement/prospectus.

The Virginia Bancorp Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 2011, by and among Virginia Savings Bancorp, Inc., Virginia Savings Bank, F.S.B., City Holding Company and City National Bank of West Virginia, as amended, the related Plan of Merger of City Holding Company and Virginia Savings Bancorp, Inc., attached as an exhibit thereto (together, the “merger agreement”), and the transactions contemplated thereby. The merger agreement provides that Virginia Savings Bancorp, Inc. will merge with and into City Holding Company upon the terms and subject to the conditions set forth in the merger agreement, as more fully described in the accompanying proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to the proxy statement/prospectus (see “Proposal 1: Approval of the Merger”).

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

2.	To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD, OR TO VOTE AT THE SPECIAL MEETING, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

If any other business is presented at special meeting, this proxy shall be voted in accordance with the recommendations of management. This proxy may be revoked at any time before it is voted. The undersigned may attend the special meeting, revoke this proxy and vote in person.

Date: , 2012

Signature of Shareholder(s)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.